Exhibit 10.1

Exhibit A

GS China Agreement

DEBT CANCELLATION AGREEMENT

This Debt Cancellation Agreement (this “ Agreement ”), is made as of August 19, 2016, among General Steel Holdings, Inc., a Nevada corporation (the “ Company ”), Tongyong Shengyuan (Tianjin) Technology Development Co., Ltd. (   ), a Chinese company and wholly-owned subsidiary of the company (“Tongyong Shengyuan”), and General Steel (China) Co., Ltd. (the “ Creditor ”).

WHEREAS, as of August 19, 2016, the Company has debt payable to the Creditor in an aggregate principal amount equivalent to USD$21,632,333.44 (together with all accrued but unpaid interest and any other form of payment obligations related thereto, the “ Debt ”);

WHEREAS, the Company must increase its stockholders’ equity above $50,000,000 in order to meet the continued listing standards of the New York Stock Exchange, and in connection therewith, the Board of Directors of the Company believe it’s in the best interests of the Company to convert the Debt into 100,000 shares (the “ Common Shares ”) of common stock, par value $0.001 per share (the “ Common Stock ”) and 19,565,758 shares (the “ Preferred Shares ” and collectively with the Common Shares, the “ Shares ”) of newly-created Series B Preferred Stock (as described below) as consideration for the cancellation of the Debt;

WHEREAS, the Company intends to seek stockholder approval by written consent in lieu of meeting (the “ Stockholder Approval ”) for the designation of a new series of convertible preferred stock of the Company to be known as Series B Preferred Stock having the rights, priviledges and preferences set forth in the related form of Certificate of Designation attached hereto as Exhibit A and will be issued to Creditor pursuant to this Agreement promptly upon effectiveness of the Stockholder Approval, which Stockholder Approval may not become effective until the 21 st calendar day following the mailing of an information statement on Schedule 14C pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “ 1934 Act ”) and the rules and regulations of the Securities and Exchange Commission (the “ Commission ”) thereunder;

NOW, THEREFORE, in connection with the conversion and cancellation of the Debt, the Company, Tongyong Shengyuan and the Creditor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

1. Closing Date .

(a) The consummation of the transactions contemplated herein (the “ Closing ”) shall take place remotely via the exchange of documents and signatures or by other method as the parties may mutually agree upon the satisfaction or waiver of all conditions to closing set forth in this Agreement (each such date, a “ Closing Date ”). Subject to the satisfaction or waiver of the terms and conditions of this Agreement, on each Closing Date, the Creditor shall receive and the Company shall issue to the Creditor a certificate evidencing the Common Shares or Preferred Shares, as the case may be, in the name of the Creditor, as shall be effective to vest in the Creditor all right, title and interest in the Common Shares or Preferred Shares, as the case may be, as consideration for the cancellation of the Debt due to the Creditor. The outstanding amount of the Debt shall thereby be extinguished in full and be allocated to the Common Shares and Preferred Shares.

(b) The obligation of the Company to issue the Common Shares and Preferred Shares to the Creditor is subject to the satisfaction, at or before the relevant Closing Date, of the following conditions (unless the failure of such condition shall be due to the failure of the Company to perform or observe its covenants and agreements in this Agreement):

(i) The Creditor shall have executed and delivered this Agreement to the Company.

(c) The obligation of the Creditor to accept the Common Shares or Preferred Shares upon cancellation of the Debt is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (unless the failure of such condition shall be due to the failure of the Creditor to perform or observe their respective covenants and agreements in this Agreement):

(i) the Company shall have executed and delivered this Agreement to the Creditor;

(ii) the Company shall have delivered a certificate evidencing the Common Shares or Preferred Shares, as the case may be, to the Creditor; and

(iii) in the case of the Preferred Shares, the Stockholder Approval shall have become effective under the Securities Exchange Act of 1934 and the rules and regulations of the Commission thereunder.

2. Creditor Representations and Warranties ..  The Creditor hereby represents and warrants to and agrees with the Company that:

(a) Organization and Standing .  The Creditor is a corporation, partnership or other entity duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its assets and to carry on its business.

(b) Authorization and Power .  The Creditor has the requisite power and authority to enter into and perform this Agreement and to acquire the Shares being issued to it hereunder. The execution, delivery and performance of this Agreement by the Creditor and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate or partnership actions, and no further consent or authorization of the Creditor or its board of directors, stockholders, partners, or members, as the case may be, is required. This Agreement has been duly authorized, executed and delivered by the Creditor and constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Creditor enforceable against the Creditor in accordance with the terms hereof.

(c) No Conflicts .  The execution, delivery and performance of this Agreement and the consummation by the Creditor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of the Creditor’s charter documents or bylaws or other organizational documents or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument or obligation to which the Creditor is a party or by which its properties or assets are bound, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Creditor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a material adverse effect on the Creditor). The Creditor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to acquire the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Creditor is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

(d) Information on Company .  The Creditor in making the decision to acquire the Shares, has relied upon an independent investigation of the Company and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances from the Company, its officers, directors or employees or any other representatives or agents of the Company, other than as set forth in this Agreement. The Creditor is familiar with the business, operations and financial condition of the Company and has had an opportunity to ask questions of, and receive answers from, the Company’s officers and directors concerning the Company and the terms and conditions of the offering of the Shares and has had full access to such other information concerning the Company as the Creditor has requested.

(e) Information on Creditor .  The Creditor is not a “U.S.” Person as defined in Rule 902 of Regulation S promulgated under the Securities Act of 1933, as amended (the “ 1933 Act ”), was not organized under the laws of any United States jurisdiction, and was not formed for the purpose of investing in securities not registered under the 1933 Act. At the time the purchase order for this transaction was originated, the Creditor was outside the United States

(f) Issuance of Shares .  On the Closing Date, the Creditor will acquire the Shares as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof.

(g) Compliance with Securities Act ..  The Creditor understands and agrees that the Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of the Creditor contained herein), and that the Shares must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(h) Legend .  The Shares shall bear the following legend:

“NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER HEREOF THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

(i) Financial Ability .  The Creditor has the financial ability to bear the economic risk of loss of the Creditor’s investment, has adequate means for providing for its current needs and contingencies, and currently has no need for liquidity with respect to an investment in the company.

(j) Authority; Enforceability .  This Agreement and any other agreementsor documents delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Creditor and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Creditor has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder.

(k) Restricted Securities .  The Creditor understands that the Shares are being offered in a transaction not involving a public offering in the United States within the meaning of the 1933 Act. The Shares have not been and will not be registered under the 1933 Act, and, if in the future the Creditor decides to offer, resell, pledge or otherwise transfer the Shares, such Shares may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the 1933 Act, (B) to a non-U.S. person in an offshore transaction in accordance with Rule 903 or Rule 904 of Regulation S of the 1933 Act, (C) pursuant to the resale limitations set forth in Rule 905 of Regulation S, (D) pursuant to an exemption from registration under the 1933 Act provided by Rule 144 thereunder (if available) or (E) pursuant to any other exemption from the registration requirements of the 1933 Act, and in each case in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. The Creditor agrees and covenants that it will not engage in hedging transactions with regard to the Shares prior to the expiration of the distribution compliance period specified in Rule 903 of Regulation S promulgated under the 1933 Act, unless in compliance with the 1933 Act. The Creditor agrees that if any transfer of its Shares or any interest therein is proposed to be made, as a condition precedent to any such transfer, the transferor may be required to deliver to the Company an opinion of counsel satisfactory to the Company. Absent registration or another exemption from registration, the Creditor agrees that it will not resell the Shares to U.S. Persons or within the United States.

(l) The Creditor understands, acknowledges and agrees that, except as expressly set forth herein, the Company makes no representation or warranty, express or implied, at law or in equity, in respect of itself, its business, its operations, its assets, its projects, its prospects or the Shares.

(m) No Governmental Review .  The Creditor understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Shares or the suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(n) Correctness of Representations ..  The Creditor represents the foregoing representations and warranties are true and correct as of the date hereof and, unless the Creditor otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(o) IRS Form W-8 or W-9 .  The Creditor shall provide to the Company, upon request, an IRS Form W-8 or W-9, as applicable.

(p) Survival .  The foregoing representations and warranties shall survive the Closing Date for a period of one year.

3. Company Representations and Warranties ..  The Company represents and warrants to the Creditor that:

(a) Due Incorporation .  The Company is a corporation duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has the requisite corporate power to own its properties and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, results of operations, prospects, properties or business of the Company taken as a whole.

(b) Authority; Enforceability .  This Agreement to which the Company or a Subsidiary is a party has been duly authorized, executed and delivered by the Company and Subsidiaries (as applicable) and are valid and binding agreements of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity. The Company has full corporate power and authority necessary to enter into and deliver this Agreement and to perform its obligations thereunder.

(c) Additional Issuances .  There are no outstanding agreements or preemptive or similar rights affecting the Common Stock and no outstanding rights, warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of any Common Stock of the Company.

(d) Consents .  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, the New York Stock Exchange or the Company's shareholders is required for the execution by the Company of this Agreement and compliance and performance by the Company of its obligations under this Agreement, including, without limitation, the issuance and sale of the Shares, which consent has not been obtained as of the Closing Date, other than the Stockholder Approval. This Agreement and the Company’s performance of its obligations hereunder has been approved by the Company’s Board of Directors and will be approved by the Company’s stockholders pursuant to the Stockholders’ Approval, all in accordance with the Company’s Articles of Incorporation.

(e) No Violation or Conflict .  To the knowledge of the Company, the execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereunder by the Company will not: (i) violate any applicable state, federal or international laws, regulations, rules or decrees, including any ruling of any competent court in any jurisdiction applicable to the Company and its Subsidiaries, or any order or statute of any court or government authority applicable to the Company or its Subsidiaries, affiliates or any of their properties (except for such violations which would not, in the aggregate, result in a Material Adverse Effect on the Company and its Subsidiaries taken as a whole); (ii) conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Company or any of its Subsidiaries is a party or by which the Company, any of its Subsidiaries or any of their material property is bound; or (iii) will not result in a breach or material violation under the articles of association, bylaws and other incorporation documents of the Company or its Subsidiaries.

(f) The Shares .  The Shares upon issuance:

(i) are, or will be, free and clear of any security interests, Liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the Shares, will be duly and validly issued, fully paid and non-assessable;

(iii) will not have been issued or sold in violation of any pre-emptive or other similar rights of the holders of any securities of the Company;

(iv) will not subject the holders thereof to personal liability by reason of being such holders provided Creditor’s representations herein are true and accurate and the Creditor takes no actions contrary to, or fail to take, any actions required to be taken by the Creditor pursuant to this Agreement for their purchase of the Shares to be in compliance with all applicable laws and regulations; and

(v) assuming the representations and warranties of the Creditor as set forth in Section 2 hereof are true and correct and the Creditor takes no actions contrary to, or fail to take, any actions required to be taken by the Creditor pursuant to this Agreement for their purchase of the Shares to be in compliance with all applicable laws and regulations, will not result in a violation of Section 5 under the 1933 Act.

(g) Litigation .  There is no pending or, to the best knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, that would affect the execution by the Company or the performance by the Company of its obligations under this Agreement. There is no pending or, to the best knowledge of the Company, basis for or threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, which litigation if adversely determined would have a Material Adverse Effect.

(h) Defaults .  The Company is not in violation of its Amended and Restated Articles of Incorporation. The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) not in violation of any statute, rule or regulation of any governmental or regulatory authority which violation would have a Material Adverse Effect.

(i) Investment Company .  The Company is not an “investment company” required to register under the Investment Company Act of 1940, as amended.

(j) Reporting Company .  The Company is a publicly-held company subject to reporting obligations pursuant to Section 13a-16 or 15d-16 of the Securities Exchange Act of 1934, as amended (the “ 1934 Act ”) and has a class of Ordinary Shares registered pursuant to Section 12(g) of the 1934 Act.

(k) Correctness of Representations .  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects, and, unless the Company otherwise notifies the Creditor prior to the Closing Date, shall be true and correct in all material respects as of the Closing Date; provided, that, if such representation or warranty is made as of a different date in which case such representation or warranty shall be true as of such date.

(l) Survival .  The foregoing representations and warranties shall survive the Closing Date for a period of one years.

4. Regulation S Offering .  The offer and issuance of the Shares to the Creditor is being made pursuant to the exemption from the registration provisions of the 1933 Act afforded by Section 4(2) of the 1933 Act and/or Rule 903 of Regulation S promulgated thereunder.

5. Covenants of the Company .

(a) Indemnification .  The Company agrees to indemnify, hold harmless, reimburse and defend the Creditor, the Creditor’s officers, directors, agents, affiliates, members, managers, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Creditor or any such person which results, arises out of or is based upon (i) any material misrepresentation by the Company or breach of any representation or warranty by the Company in this Agreement; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder.

(b) Filing of Information Statement ..  As soon as practicable following the date hereof, the Company shall file a Preliminary Information Statement on Schedule 14C with the Commission regarding the Stockholder Approval, and, if such Preliminary Information Statement is not reviewed by the Commission, 10 calendar days thereafter, shall mail a Definitive Information Statement on Schedule 14C to the non-consenting shareholders in connection therewith (if such Preliminary Information Statement is reviewed by the Commission, the Company shall use its best efforts to respond to any comments the Commission may have to such Preliminary Information Statement and shall mail a Definitive Information Statement to the non-consenting shareholders as soon as practicable following the date such Preliminary Information Statement is cleared by the Commission).

6. Waivers and Modification; Termination of Certain Agreements .  Anything to the contrary notwithstanding in any agreements, instruments or other documents pursuant to which the Debt was incurred, the Creditor hereby:

(a) agree and to the extent same constitute waivers under the foregoing, do hereby waive effective as of Closing any default or event of default with respect to the Debt, if any; and

(b) agree that effective as of Closing that:

(i) the Creditor, Tongyong Shengyuan and the Company hereby cancel the Debt; and

(ii) the Creditor hereby irrevocably discharge the Company and Tongyong Shengyuan of all of the obligations of the Company and Tongyong Shengyuan relating to the Debt, and acknowledge and agree that the Debt shall be deemed to have been repaid in full by Tongyong Shengyuan and the Company by virtue of the issuance of the Shares.

7. Miscellaneous .

(a) Notices .  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (a) personally served, (b) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (c) delivered by a reputable overnight courier service with charges prepaid, or (d) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours), or the first business day following such delivery (if delivered other than on a business day during normal business hours), (ii) on the first business day following the date deposited with an overnight courier service with charges prepaid, or (iii) on the fifth business day following the date of mailing pursuant to subpart (b) above, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Company, to: General Steel Holdings, Inc., Level 2, Building G, No. 2A Chen Jia Lin, Ba Li Zhuang, Chaoyang District, Beijing, China 100025 Attn: John Chen, CFO, e-mail: jchen@gshi-steel.com, with a copy by fax only to: Loeb & Loeb LLP, 345 Park Avenue, New York, NY 10154, Attn: Mitchell S. Nussbaum, Esq., e-mail: mnussbaum@loeb.com, and (ii) if to the Creditor, to the address and fax numbers indicated on the signature page hereto.

(b) E ntire Agreement; Assignment ..   This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by the Company and the Creditor. Neither the Company nor the Creditor has relied on any representations not contained or referred to in this Agreement and the documents delivered herewith. No right or obligation of the Company shall be assigned without prior notice to and the written consent of the Creditor.

(c) Counterparts/Execution .  This Agreement may be executed in any number of counterparts and by the different signatories hereto on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument. This Agreement may be executed by facsimile signature and delivered by facsimile transmission.

(d) Law Governing this Agreement .  This Agreement shall be governed by and construed in accordance with the laws of Hong Kong without regard to any conflicts of laws principles that would cause this Agreement to be interpreted by the laws of any other jurisdiction. Any disputes, controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in the Hong Kong International Arbitration Centre (the “ HKIAC ”) and in accordance with the UNCITRAL Arbitration Rules as at present in force and may be amended by the rest of this Clause. The arbitration shall be conducted in the English language before a panel of three arbitrators, one chosen by each of the parties and the third chosen by the initial two arbitrators. If the initial two arbitrators cannot agree on the identity of the third arbitrator, the third arbitrator shall be determined by the HKIAC. The decision of the arbitrators, rendered in writing, shall be final and binding on the parties, and may be entered and enforced in any court of competent jurisdiction. Each party shall bear its own costs of the arbitration with the arbitrator’s fees to be borne equally by the parties. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed modified to conform with such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provisions hereof.

(e) Specific Enforcement, Consent to Jurisdiction ..  The Company and Creditor acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which any of them may be entitled by law or equity. Subject to Section 7(d) hereof, each party hereby irrevocably waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction in New York of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

(g) Captions: Certain Definitions ..  The captions of the various sections and paragraphs of this Agreement have been inserted only for the purposes of convenience; such captions are not a part of this Agreement and shall not be deemed in any manner to modify, explain, enlarge or restrict any of the provisions of this Agreement. As used in this Agreement the term “person” shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization and a government or any department or agency thereof.

(h) Severability .  In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by an authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability: (i) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (ii) by or before any other authority of any of the terms and provisions of this Agreement.

COMPANY SIGNATURE PAGE TO DEBT CANCELLATION AGREEMENT

Please acknowledge your acceptance of the foregoing Debt Cancellation Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

GENERAL STEEL HOLDINGS, INC. a Nevada company		Tongyong Shengyuan (Tianjin) Technology Development Co., Ltd.
a Chinese company
By:	/s/ Zuosheng Yu	By:	/s/ John Chen
	Name: Zuosheng Yu		Name: John Chen
	Title: CEO		Title: Director
Dated: August 19, 2016		Dated: August 19, 2016

CREDITOR SIGNATURE PAGE TO DEBT CANCELLATION AGREEMENT

Please acknowledge your acceptance of the foregoing Debt d Cancellation Agreement by signing and returning a copy to the undersigned whereupon it shall become a binding agreement between us.

AMOUNT OF DEBT:
GENERAL STEEL (CHINA) CO., LTD.
$21,632,333.44
By:	/s/ Zuosheng Yu

Name:	Zuosheng Yu

Title:	Director	NUMBER OF SHARES OF
COMMON STOCK ISSUABLE ON CLOSING DATE: 100,000

Address:
Room 106, Tower H, Phoenix Place
Shuguangxili
Chaoyang District, Beijing 100028
Fax No.:	+86 10 58667723
Email:

Taxpayer ID# (if applicable):

SCHEDULE 1 –

NAME OF CREDITOR	USD DEBT AMOUNT	SHARES OF COMMON STOCK
General Steel (China) Co., Ltd.	$21,632,333.44	100,000

Exhibit A

Form of Certificate of Designation for Series B Preferred Stock

CERTIFICATE OF DESIGNATION

OF

SERIES B PREFERRED STOCK

OF

GENERAL STEEL HOLDINGS, INC.

(Pursuant to Section 78.1955 of the Nevada Revised Statutes)

1. Designation and Number ..  There shall be a series of preferred stock, par value $0.001 per share, designated as “Series B Preferred Stock,” and the number of shares constituting such series shall be Nineteen Million, Five Hundred Sixty-Five Thousand, Seven Hundred Fifty-Eight (19,565,758) shares. Such series is referred to herein as the “Series B Preferred.”

2. Rank .  As to payment of individual dividends and as to distributions of assets upon liquidation or winding up of the corporation, whether voluntary or involuntary (“Distributions”) the Series B Preferred shall rank junior to the Series A Preferred Stock, par value $0.001 per share (the “Preferred Stock”), and shall have superior rights to the Corporation’s shares of common stock, par value $0.001 per share (the “Common Stock”).

3. Dividends .  The holders of record of shares of the Series B Preferred shall be entitled to receive dividends only as, when and if such dividends are declared by the Board of Directors with respect to shares of Series B Preferred.

4. Voting Rights .  The Series B Preferred shall vote together as a class only on all matters which adversely impact the rights or preferences of the Series B Preferred, as provided herein. The holders of outstanding shares of Series B Preferred shall be entitled to notice of all meetings of stockholders in accordance with the Corporation’s By-laws. On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the Corporation (or by written consent of stockholders in lieu of meeting), each holder of outstanding shares of Series B Preferred shall be entitled to cast the number of votes, rounded down to the nearest whole number, equal to the number of votes that would be attributable to the shares of Common Stock issuable upon conversion of such shares of Series B Preferred, assuming such conversion took place on the record date for determining the stockholders entitled to vote on such matter at the Conversion Price of Series B Preferred in effect on such record date (adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination or other like changes in the Corporation’s capital structure). Except as provided herein or by law, holders of outstanding shares of Series B Preferred Stock shall vote together with the holders of outstanding shares of Common Stock as a single class.

Whenever holders of the Series B Preferred are required or permitted to take any action by vote, such action may be taken without a meeting by written consent, setting forth the action so taken and signed by the holders of the outstanding Series B Preferred of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

5. Liquidation Payment ..  In the event of any distribution of assets upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, the holder of each share of the then outstanding Series B Preferred Stock shall be entitled to receive out of the assets of the Corporation, whether such assets are capital, surplus or earnings, an amount equal to the consideration paid by him for each such share plus any accrued and unpaid dividends with respect to such shares of Series B Preferred Stock through the date of such liquidation, dissolution or winding up (the “Liquidation Preference”), before any payments or distributions are made to, or set aside for, any of the Corporation’s shares of Common Stock, but after any payments or distributions are made to, or set aside for, any of the Corporation’s Preferred Stock. Neither a consolidation, merger or other business combination of the Corporation with or into another corporation or other entity nor a sale or transfer of all or part of the Corporation’s assets for cash, securities or other property shall be considered a liquidation, dissolution or winding up of the Corporation for purposes of the paragraph 5.

6. Conversion .  The holder of shares of Series B Preferred shall have the following conversion rights (the “ Conversion Rights ”):

(i) Holder’s Right to Convert.   At any time after the date of issuance (the “Issuance Date”), each holder of any shares of Series B Preferred then outstanding may, at such holder’s option, elect to convert (a “Voluntary Conversion”) all or any portion of the shares of Series B Preferred held by such holder into a number of fully paid and nonassessable shares of Common Stock equal to the quotient of (i) the product of (x) the Series B Original Issue Price plus an amount equal to any declared and unpaid dividends on each share of Series B Preferred being converted prior to the Voluntary Conversion Date (as defined below) multiplied by (y) the number of shares of Series B Preferred being converted plus the additional number of accrued but unpaid Preferred Dividends thereon, divided by (ii) the Conversion Price (as defined below) then in effect as of the date of the delivery by such holder of its notice of election to convert.

(ii) Mechanics of Voluntary Conversion.   The Voluntary Conversion of shares of Series B Preferred shall be conducted in the following manner:

(1) Holder’s Delivery Requirements.   To convert shares of Series B Preferred into full shares of Common Stock on any date (the “Voluntary Conversion Date”), the holder thereof shall (A) transmit by facsimile (or otherwise deliver), for receipt on or prior to 5:00 p.m., New York time on such date, a copy of a fully executed and completed notice of conversion in the form attached hereto as Exhibit A (the “Conversion Notice”), to the Corporation, and (B) surrender to a common carrier for delivery to the Corporation as soon as practicable following such Voluntary Conversion Date but in no event later than three (3) Business Days (as defined below) after such date the original certificates representing the shares of Series B Preferred being converted (or an indemnification undertaking with respect to such certificates in the case of their loss, theft or destruction) (the “Preferred Stock Certificates”) and the originally executed Conversion Notice.

(2) Corporation’s Response.   Upon receipt by the Corporation of a facsimile copy of a Conversion Notice, the Corporation shall within three (3) Business Days send, via facsimile, a confirmation of receipt of such Conversion Notice to such holder. Upon receipt by the Corporation of an originally executed Conversion Notice, the Corporation or its designated transfer agent (the “Transfer Agent”), as applicable, shall, within three (3) Business Days following the date of receipt by the Corporation of the originally executed Conversion Notice (so long as the applicable Preferred Stock Certificates and original Conversion Notice are received by the Corporation on or before the third (3 rd ) Business Day), issue and deliver to the Depository Trust Corporation (“DTC”) account on the holder’s behalf via the Deposit Withdrawal Agent Commission System (“DWAC”) as specified in the Conversion Notice, registered in the name of the holder or its designee, for the number of shares of Common Stock to which the holder shall be entitled. Notwithstanding the foregoing to the contrary, the Corporation or the Transfer Agent shall only be required to issue and deliver the shares to the DTC on a holder’s behalf via DWAC if such conversion is in connection with a sale and all requirements to effect such DWAC have been met, including, but not limited to, such shares being registered for resale pursuant to an effective registration statement and satisfaction of applicable prospectus delivery requirements, if any. If the Corporation or the Transfer Agent cannot issue the shares to a holder via DWAC because the aforementioned conditions are not satisfied, the Corporation shall deliver physical certificates to the holder or its designee. If the number of shares of Series B Preferred represented by the Preferred Stock Certificate(s) submitted for conversion is greater than the number of shares of Series B Preferred being converted, then the Corporation shall, as soon as practicable, issue and deliver to the holder a new Preferred Stock Certificate representing the number of shares of Series B Preferred not converted.

(3) Record Holder.   The person or persons entitled to receive the shares of Common Stock issuable upon a Voluntary Conversion of Series B Preferred shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Voluntary Conversion Date.

(iii) For purposes of this paragraph 6,

(1) the “Series B Original Issue Price” shall be equal to $1.10.

(2) the “Initial Conversion Price” shall be equal to $1.10 per share, subject to adjustment under Section 6(iii)(3) hereof (such adjusted conversion price, the “Conversion Price”).

(3) Adjustments of Conversion Price .

(A) Adjustments for Stock Splits and Combinations.   If the Corporation shall at any time or from time to time after the Issuance Date, effect a stock split of the outstanding shares of Common Stock, the Conversion Price shall be proportionately decreased. For example, a 2:1 stock split shall result in a decrease in the Conversion Price by ½, taking into account all prior adjustments made thereto under this Section 6(iii)(3). If the Corporation shall at any time or from time to time after the Issuance Date, combine the outstanding shares of Common Stock, the Conversion Price shall be proportionately increased. For example, a 1:2 combination shall result in an increase in the Conversion Price by a multiple of 2, taking into account all prior adjustments made thereto under this Section 6(iii)(3). Any adjustments under this Section 6(iii)(3)(A) shall be effective at the close of business on the date the stock split or combination becomes effective.

(B) Adjustments for Dividends and Distributions of Common Stock.   If the Corporation shall at any time or from time to time after the Issuance Date, make or issue or set a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the Conversion Price shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction:

(1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

(2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

(C) Adjustment for Merger or Reorganization, etc.   If at any time or from time to time after the Issuance Date there shall occur any reorganization, recapitalization, reclassification, consolidation, merger or other reorganization event (collectively, the “Reorganization Adjustment Event”) involving the Corporation, then, following any such Reorganization Adjustment Event, each share of Series B Preferred shall thereafter be convertible (without taking into account any limitations or restrictions on the convertibility of the shares of Series B Preferred), in lieu of the shares of Common Stock, into the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of the Corporation issuable upon conversion of one share of Series B Preferred immediately prior to such Reorganization Adjustment Event would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 6(iii)(3) with respect to the rights and interests thereafter of the holders of shares of Series B Preferred, to the end that the provisions set forth in this Section 6 (including provisions with respect to changes in and other adjustments to the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or other property thereafter deliverable upon the conversion of the shares of Series B Preferred.

7. Redemption .  The Corporation shall have no rights to redeem the Series B Preferred.

8. Transfer of Shares ..  A holder of shares of Series B Preferred may assign some or all of the shares and the accompanying rights hereunder held by such holder without the consent of the Corporation; provided that such assignment is in compliance with applicable securities laws.

IN WITNESS HEREOF, General Steel Holdings, Inc. has caused this Certificate of Designation to be signed on its behalf by John Chen, its Chief Financial Officer on this 19 th day of August, 2016.

EXHIBIT A

GENERAL STEEL HOLDINGS, INC.
CONVERSION NOTICE

Reference is made to the Certificate of Designation, Preferences and Rights of the Series B Preferred Stock of General Steel Holdings, Inc. (the “ Certificate of Designation ”). In accordance with and pursuant to the Certificate of Designation, the undersigned hereby elects to convert the number of shares of Series B Preferred Stock, each with a par value of $0.001 per share (the “ Preferred Shares ”), of General Steel Holdings, Inc., a Nevada corporation (the “ Company ”), indicated below into shares of Common Stock, par value $0.001 per share (the “ Common Stock ”), of the Company, by tendering the stock certificate(s) representing the share(s) of Preferred Shares specified below as of the date specified below.

Date of Conversion:

Number of Preferred Shares to be converted:

Stock certificate no(s). of Preferred Shares to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of Common Stock to be issued:

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the Date of Conversion:

Please issue the Common Stock into which the Preferred Shares are being converted and, if applicable, any check drawn on an account of the Company in the following name and to the following address:

Issue to:
Facsimile Number:
Authorization:
By:
Name:
Title:
Dated: